    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Dell Inc.

(Name of Registrant as Specified In Its Charter)

O. Mason Hawkins
Chairman of the Board and C.E.O.
Southeastern Asset Management, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	Fee not required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On July 18, 2013, Southeastern Asset Management, Inc. and Carl C. Icahn issued the following press release:

FOR IMMEDIATE RELEASE

Southeastern Asset Management and Carl C. Icahn Urge Special Committee and Board of Directors to Act in Best Interest of Stockholders and Move Dell Forward

Comment on Dell’s Decision to Delay Special Meeting of Stockholders

NEW YORK, NY and MEMPHIS, TN – July 18, 2013 – Southeastern Asset Management, Inc. and Carl C. Icahn today issued the following statement in response to the decision by Dell Inc. (DELL) to adjourn the company’s Special Meeting to July 24, 2013.

“It is unfortunate, although not surprising, that Dell’s Board and Special Committee have delayed the date of the Special Meeting at which stockholders can vote on the Michael Dell / Silver Lake freeze out transaction. We believe that this delay reflects the unhappiness of Dell stockholders with the Michael Dell / Silver Lake offer, which we believe substantially undervalues the company. This is not the time for delay but the time to move Dell forward.

Should the Michael Dell/Silver Lake transaction be defeated, we urge the Dell Board to move quickly to hold the Annual Meeting when stockholders will have the opportunity to elect our slate of directors.  Our slate has met and unanimously supports our proposed Dell self tender offer and its implementation in accordance with their fiduciary duties.  As previously communicated, we believe that our proposed Dell self tender offer has a total value to tendering stockholders of approximately $15.50 to $18.00 per share.*

Southeastern and Icahn continue to recommend that our fellow Dell stockholders vote the GOLD proxy card (1) “AGAINST” the Merger Agreement proposal, (2) “AGAINST” the Golden Parachute proposal, and (3) “AGAINST” the Adjournment proposal.”

Whether or not you plan to attend the Special Meeting, you are urged to follow the instructions on the GOLD proxy card or voting instruction form to vote by Internet or telephone, or sign, mark and date the GOLD proxy card and return it in the postage-paid envelope provided. Your latest-dated proxy is the only one that counts, so you may return the GOLD proxy card even if you have already delivered another proxy. Please do not return any proxy card sent to you by Dell. If you have already returned a proxy card sent to you by Dell, that card will be automatically revoked if you complete and return the enclosed GOLD proxy card.

If stockholders have any questions concerning the Proxy Statement filed by Carl C. Icahn and Southeastern Asset Management or would like additional copies, please contact D.F. King & Co., Inc. at 1-800-347-4750 or dell@dfking.com.

(*) Estimates are based upon the assumptions and calculations set forth in Definitive Additional Materials we filed with the SEC on July 12, 2013 and July 16, 2013 and reflect only an illustration of the implied value of Dell based upon those assumptions and calculations.  The foregoing and the information contained in the Definitive Additional Materials are not a prediction of the specific future market value of Dell stock or any warrant.

ABOUT SOUTHEASTERN ASSET MANAGEMENT
Southeastern Asset Management, Inc., headquartered in Memphis, Tenn., is an investment management firm with $34 billion in assets under management acting as investment advisor to institutional investors and the four Longleaf Partners Funds: Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners Global Fund and Longleaf Partners International Fund, as well as two Irish domiciled UCITS Funds: Longleaf Partners Global UCITS Fund and Longleaf Partners US UCITS Fund. Southeastern was established in 1975, and the first of the Longleaf Partners Funds was launched in 1987.

NOTICE TO INVESTORS

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, DATED JUNE 26, 2013, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. FOR USE AT DELL INC.’S SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE HELD ON JULY 18, 2013 BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF DELL INC. AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PROXY STATEMENT AND THE SCHEDULE 13D FILED BY CARL C. ICAHN AND HIS AFFILIATES ON MAY 10, 2013, AS AMENDED THROUGH THE DATE HEREOF, AND THE SCHEDULE 13D FILED BY SOUTHEASTERN ASSET MANAGEMENT, INC. AND ITS AFFILIATES ON FEBRUARY 8, 2013, AS AMENDED THROUGH THE DATE HEREOF.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release, and the documents referred to in this press release, are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this press release include, among other things, the factors identified under the section entitled “Risk Factors” in Dell’s Special Report on Form 10-K for the year ended February 1, 2013 and under the section entitled “Cautionary Statement Concerning Forward-Looking Information” in Dell’s Definitive Proxy Statement filed with the SEC on May 31, 2013. Such forward-looking statements should therefore be construed in light of such factors, and Icahn and Southeastern are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PRESS CONTACTS

Carl C. Icahn
Susan Gordon
(212) 702-4309

Southeastern Asset Management
Lee Harper
(901) 818-5240